EXHIBIT 23(ii)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Forms S-3 No. 333-15371 as supplemented on July 13, 1998 and February 8, 1999) of Techdyne, Inc. and in the related Prospectus of our report dated March 10, 2000, with respect to the consolidated financial statements and schedule of Techdyne, Inc. for the year ended December 31, 1999 included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                        /s/ WISS & COMPANY, LLP



March 29, 2000
Livingston, New Jersey